                                                                Exhibit 4(b)(1)

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                                   TRUST AGREEMENT
                                     [NW 1997 G]

                            Dated as of September 25, 1997

                                       between

                              NORTHWEST AIRLINES, INC.,
                                            Trustor

                                         and

                      FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                            Owner Trustee

                         One British Aerospace Avro 146-RJ85A
                                       Aircraft

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

                                   TRUST AGREEMENT
                                     [NW 1997 G]
    This TRUST AGREEMENT [NW 1997 G] dated as of September 25, 1997 between NORTHWEST AIRLINES, INC., a Minnesota corporation (the "Original Trustor"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSB") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Owner Trustee");

    WHEREAS, the Trustor desires to create a trust for the purpose of issuing Secured Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 1(d) of the Participation Agreement, on the Delivery Date in order to finance a portion of Lessor's Cost of the Aircraft, to acquire the Aircraft from Lessee on the Delivery Date, to lease the Aircraft to Lessee on the Delivery Date and to receive the benefits herein provided;

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSB and the Trustor agree as follows:

                                 W I T N E S S E T H:

                                      ARTICLE I

                                DEFINITIONS AND TERMS

    SECTION 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein shall have the respective meanings assigned thereto in Appendix A to the Participation Agreement for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

    "Excluded Payments" has the meaning ascribed to such term in the Trust Indenture.

    "Indenture Event of Default" has the meaning which the term "Event of Default" has in the Trust Indenture.

    "Lease" means that certain Lease Agreement [NW 1997 G], to be dated as of the Delivery Date, and to be entered into by the Owner Trustee and Lessee on the Delivery Date, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

    "Lease Event of Default" has the meaning which the term "Event of Default" shall have in the Lease.

    "Lessee" means Northwest Airlines, Inc., a Minnesota corporation, and its permitted successors and assigns.

    "Ownership Interest" means, in the case of each Trustor, the percentage of its undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be 100%.

    "Participation Agreement" has the meaning ascribed to such term in the Lease.

    "Replacement Airframe" has the meaning ascribed to such term in the Trust Indenture.

    "Replacement Engine" has the meaning ascribed to such term in the Trust Indenture.

    "Subsequent Trustor" means any corporation to which the Original Trustor or any transferee from the Original Trustor or any Subsequent Trustor shall have transferred at any time after the Delivery Date all of the undivided right, title and interest originally held by the Original Trustor in this Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of this Trust Agreement and Section 8 of the Participation Agreement, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to the Owner Trustee in its individual capacity, among such transferee, its transferor and the Owner Trustee, which shall provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and a Trustor for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement; and (ii) so long as the Lease shall be in effect or any Secured Certificates remain unpaid, such transferee and its transferor shall have complied with all of the terms of Section 8(n) of the Participation Agreement.

    "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Residual Agreement, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Trustor, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Trustor, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Secured Certificate, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

    "Trust Indenture Estate" has the meaning ascribed to such term in the Trust Indenture.

    "Trust Office" shall mean the principal corporate trust office of the Owner Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department, or the principal corporate trust office of any successor Owner Trustee.

    "Trust Supplement" means a supplement to the Trust Indenture and to this Trust Agreement in substantially the form of Exhibit A to the Trust Indenture which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by this Trust Agreement.

    "Trustor" means the Original Trustor and each Subsequent Trustor to the extent that the same shall, at the relevant time, have an Ownership Interest.

                                      ARTICLE II

                            AUTHORIZATION AND DIRECTIONS;
                                 DECLARATION OF TRUST

    SECTION 2.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs the Owner Trustee:

    (a) to execute and deliver as and when specified in Sections 4(a) of the Participation Agreement each of the other Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Trustor to the Owner Trustee for execution and delivery and to enter into and perform the transactions contemplated thereby;

    (b) to execute and deliver from time to time the Secured Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Trust Indenture;

    (c) to execute and deliver each other document referred to in the Operative Documents to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Documents;

    (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Documents; and

    (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

    SECTION 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Trustor, subject, however, to the provisions of and the Lien created by the Trust Indenture and, when executed and delivered, to the provisions of the Lease.

                                     ARTICLE III

                                      [Reserved]

                                      ARTICLE IV

                        RECEIPT, DISTRIBUTION AND APPLICATION
                           OF INCOME FROM THE TRUST ESTATE

    SECTION 4.01. Distribution of Payments. (a) Payments to Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to
Section 10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture.

    (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to the Trustor.

    (c) Certain Distributions to Trustor. All amounts from time to time distributable by the Indenture Trustee to the Trustor pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Trustor in accordance with the provisions of Article III of the Trust Indenture.

    (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

    (e) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Secured Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Trust Indenture for application as provided therein and in Section 1(d) of the Participation Agreement.

    SECTION 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to the Trustor pursuant to this
Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of the Trustor as the Trustor may designate from time to time in writing to the Owner Trustee. Notwithstanding the foregoing, the Owner Trustee will, if so requested by the Trustor in writing, pay any or all amounts payable to the Trustor pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by the Trustor with the Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of the Owner Trustee, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Trustor at such address as the Trustor shall have designated in writing to the Owner Trustee.

                                      ARTICLE V

                             DUTIES OF THE OWNER TRUSTEE

    SECTION 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of an Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute an Indenture Event of Default) the Owner Trustee shall give to the Trustor prompt telephonic or telecopy notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (c) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by the Trustor. If the Owner Trustee shall not have received instructions as above provided within twenty
(20) days after the mailing of such notice to the Trustor, the Owner Trustee until instructed otherwise in accordance with the preceding sentence may, but shall be under no duty to, take or refrain from taking such action with respect to such Indenture Event of Default or other event, not inconsistent with the provisions of the Trust Indenture, as it shall deem advisable in the best interests of the Trustor. For all purposes of this Trust Agreement and the other Operative Documents, in the absence of actual knowledge by an officer of FSB in the Corporate Trust Department, the Owner Trustee shall not be deemed to have knowledge of an Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee, the Trustor or Lessee.

    SECTION 5.02.  Action Upon Instructions.  Subject to the terms of Sections
5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions (including entering into agreements referred to in clause (i) of the definition of "Subsequent Trustor"); (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Trustor, the Owner Trustee shall not approve any such matter as satisfactory to it; and (iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, deliver the Aircraft to the Trustor in accordance with such instructions, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Aircraft on such terms and to such lessee or lessees as shall be designated in such instructions.

    SECTION 5.03. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Trustor, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if the Trustor shall have directed the Owner Trustee to take any such action or refrain from taking any action, the Trustor agrees to furnish such indemnity as shall be required and, in addition, to the extent not otherwise paid pursuant to the provisions of the Participation Agreement, to pay the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

    SECTION 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from the Trustor received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. FSB agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof) promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens which it is required to discharge pursuant to Section 8(h) of the Participation Agreement and otherwise comply with the terms of said Section binding on it.

    SECTION 5.05. Satisfaction of Conditions Precedent. Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 2.01(b) hereof upon the satisfaction, to the satisfaction of special counsel for the Owner Trustee, of all the applicable conditions precedent specified in Section 4 of the Participation Agreement.

    SECTION 5.06. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not have any power, right or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except
(i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Trustor pursuant to Section 5.01 or 5.02 hereof.

                                      ARTICLE VI

                                  THE OWNER TRUSTEE

    SECTION 6.01. Acceptance of Trusts and Duties. FSB accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. FSB shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of Section 5.04 hereof, (c) for its or the Owner

Trustee's failure to use ordinary care to disburse funds and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section 6.03 hereof, in
Section 6.03 of the Trust Indenture or in Section 8(c), 8(d) and 8(v) of the Participation Agreement.

    SECTION 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Section 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor FSB shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that FSB, in its individual capacity, shall comply with the reporting requirements set forth in 14 C.F.R. Section 47.45 or any successor provision and the Owner Trustee shall, to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish the Trustor with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, or (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 8 of the Participation Agreement. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under any Operative Document.

    SECTION 6.03. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR FSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by FSB in its individual capacity or by the Owner Trustee and except that FSB in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Original Trustor of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be.

    SECTION 6.04. No Segregation of Monies Required; No Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

    SECTION 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Trustor or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director and in the name of the Trustor or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the secretary or any assistant secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled person appointed by it with due care hereunder.

    SECTION 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, subject to the terms of the Participation Agreement and the Trust Indenture, all persons, other than the Trustor, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

    SECTION 6.07.  Fees; Compensation.  Except as provided in Section 5.03 or
7.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or (subject to the provisions of the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder; provided, however, that the Owner Trustee shall have a lien upon the Trust Estate (subject, however, to the lien of the Trust Indenture) for any such fee not paid by Lessee as contemplated by the last paragraph of Section 7(c) of the Participation Agreement.

    SECTION 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The Owner Trustee shall be responsible for causing to be prepared, at the request and expense of the Trustor, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. The Trustor or the Owner Trustee, as the case may be, upon request, will furnish the Owner Trustee or the Trustor, as the case may be, with all such information as may be reasonably required from the Trustor or the Owner Trustee, as the case may be, in connection with the preparation of such income tax returns.

                                     ARTICLE VII

                     INDEMNIFICATION OF OWNER TRUSTEE BY TRUSTOR

    SECTION 7.01. Trustor to Indemnify Owner Trustee. The Trustor hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless FSB in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by FSB in its individual capacity on or measured by any compensation received by FSB in its individual capacity for its services hereunder or in connection with the transactions contemplated by the Operative Documents), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of the Owner Trustee, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against FSB in its individual capacity (whether or not also indemnified against by Lessee under the Participation Agreement or also indemnified against by any other person but only to the extent not otherwise paid or reimbursed by Lessee or such other person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or FSB in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or FSB in its individual capacity in the performance or non-performance of its duties hereunder or
(b) those resulting from the inaccuracy of any representation or warranty of FSB in its individual capacity (or from the failure of FSB in its individual capacity to perform any covenant) in Section 6.03 hereof, in Section 6.03 of the Trust Indenture or, with respect to representations or warranties of FSB in its individual capacity only, in Section 8(c), Section 8(d) or Section 8(v) of the Participation Agreement or in any of the other Operative Documents or (c) as may result from a breach by FSB in its individual capacity of its covenants in the last sentence of Section 5.04 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or FSB in its individual capacity in the disbursement of funds. The indemnities contained in this Section 7.01 extend to FSB only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that FSB in its individual capacity has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this
Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, FSB in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this
Section 7.01 to the extent not reimbursed by Lessee, the Trustor or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same FSB in its individual capacity shall have a Lien on the Trust Estate, subject to the Lien of the Trust Indenture, which shall be prior to any interest therein of the Trustor. The payor of any indemnity under this
Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                     ARTICLE VIII

                          TRANSFER OF THE TRUSTOR'S INTEREST

    SECTION 8.01. Transfer of Interests. The Original Trustor may, on the Delivery Date (or, if earlier, the Transfer Date), assign, convey or otherwise transfer its Beneficial Interest to an institutional investor to enable the Owner Trustee to purchase the Aircraft pursuant to Section 1(d) of the Participation Agreement.

                                      ARTICLE IX

                        SUCCESSOR OWNER TRUSTEES:  CO-TRUSTEES

    SECTION 9.01.  Resignation of Owner Trustee; Appointment of Successor.
(a)  Resignation or Removal.  The Owner Trustee or any successor Owner Trustee

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

(i) shall resign if required to do so pursuant to Section 8(c) of the Participation Agreement and (ii) may resign at any time without cause by giving at least sixty (60) days' prior written notice to the Trustor, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, the Trustor may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee (so long as the Lien of the Trust Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If a successor Owner Trustee shall not have been appointed within thirty (30) days after such notice of resignation or removal, the Owner Trustee, the Trustor, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

    (b)  Execution and Delivery of Documents, etc.  Any successor Owner
Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Trustor an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

    (c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

    (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

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

    SECTION 9.02. Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Trustor or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Trustor, the Owner Trustee and the Trustor shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement) approved by the Owner Trustee and the Trustor, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event an Indenture Event of Default not arising from a Lease Event of Default shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Trustor; and the Trustor hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02 in such contingency.

    Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee unless such additional trustee was appointed by the Owner Trustee without the concurrence of the Trustor during the occurrence of an Indenture

    Event of Default not arising from a Lease Event of Default, in which case the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Trustor; and the Trustor hereby appoints the Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

         (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Secured Certificates in the Trust Indenture Estate.

                                      ARTICLE X

                              SUPPLEMENTS AND AMENDMENTS
                        TO TRUST AGREEMENT AND OTHER DOCUMENTS

    SECTION 10.01. Supplements and Amendments. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and the Trustor. Subject to Section 10.02 hereof and the first sentence of Section 10 of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which the Owner Trustee is a party which it is requested to execute by the Trustor, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained.

    (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered by the Owner Trustee to the Indenture Trustee and each holder of a Secured Certificate.

    SECTION 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section
10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

    SECTION 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

    SECTION 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Trustor, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                                      ARTICLE XI

                                    MISCELLANEOUS

    SECTION 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to
Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

    SECTION 11.02. Trustor Has No Legal Title in Trust Estate. The Trustor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Trustor in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Trustor to an accounting or to the transfer of legal title to any part of the Trust Estate.

    SECTION 11.03. Trust Agreement for Benefit of Certain Parties Only. Except as otherwise provided in Articles IX and X hereof, nothing herein, whether expressed or implied, shall be construed to give any Person other than the Owner Trustee and the Trustor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Trustor.

    SECTION 11.04. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 11.04(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.04(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee or the Trustor, to the respective addresses set forth below the signatures of such parties on the signature page of the Participation Agreement, or (B) if to a Subsequent Trustor, addressed to such Subsequent Trustor at such address as such Subsequent Trustor shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the secured certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

    (b) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Trust Agreement, the Participation Agreement, or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Participation Agreement, or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

    SECTION 11.05. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 11.06. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

    SECTION 11.07. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 11.08. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Trustor, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Trustor shall bind its successors and assigns. Any Trustor which shall cease to have any Ownership Interest shall thereupon cease to be a party hereto or a Trustor for any reason and shall have no further obligations hereunder.

    SECTION 11.09. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

    SECTION 11.10. GOVERNING LAW.  THIS TRUST AGREEMENT SHALL IN ALL RESPECTS
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               NORTHWEST AIRLINES, INC.


                               BY  s/Mark D. Powers
                                   ------------------------------------
                                   Title:  Vice President-Finance
                                           and Assistant Treasurer


                               FIRST SECURITY BANK,
                               NATIONAL ASSOCIATION


                               BY  s/Greg A. Hawley
                                   ------------------------------------
                                   Title:  Vice President